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                                                                   Exhibit 23.12

                        [LETTERHEAD OF KPMG CONSULTING]

                                  June 13, 2002



JUNE 11, 2002

Ms. Deanna Hom
Vice President - Corporate Controller
The Titan Corporation
3033 Science Park Road
San Diego, CA  92121


LETTER OF CONSENT

KPMG Consulting, Inc. ("KPMG Consulting") consents to The Titan Corporation referencing KPMG Consulting in its amendment, dated June 14, 2002, to its Form 10-K for the fiscal year ended 2001 with respect to certain valuation services KPMG Consulting provided pursuant to an engagement letter dated November 26, 2001. This consent is only for this one time and in no way constitutes any consent for another reason or purpose.

Please confirm your agreement with the foregoing by signing and returning the enclosed copy of this letter.

Very truly yours,

/s/ Robert J. Musur

Robert J. Musur
Managing Director
KPMG Consulting, Inc.

CONFIRMED AND AGREED:

The Titan Corporation,

/s/ Deanna J. Hom
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By:    Deanna J. Hom

Title: Vice President Corporate Controller
      ------------------------------------

Date:  June 14, 2002
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